UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 20, 2012

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wessex House – 2nd Floor 45 Reid Street PO Box HM 845 Hamilton HM DX, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS

On March 20, 2012, the registrant announced the appointment of Craig Howie to the position of Executive Vice President, effective March 26, 2012, and subsequent to the filing of the registrant's first quarter 2012 SEC financial statements, he will assume the role of Chief Financial Officer.  Mr. Howie had been with Munich Re America since 1989, where he held the position of Vice President and Controller since 2005.  Prior to joining Munich Re America, Mr. Howie had been with Ernst & Young.

On March 20, 2012, the registrant issued an offer letter to Mr. Howie.

The material terms of the offer letter are as follows:

Term:  Effective March 26, 2012

Annual Salary:  $450,000, with a one time payment of $300,000 within 30 days of employment

Bonus:  Eligible to participant in the annual incentive plan (“Bonus Plan”) and in March, 2013, eligible to receive a target bonus of $450,000 under this plan

Restricted Shares:  To be granted restricted shares, valued at $750,000, pending approval by the registrant compensation committee in accordance with the 2010 Stock Incentive Plan

Change of Control:  Eligible to participate in the Senior Executive Change Control Plan as amended and restated effective January 1, 2009

Termination Clause:  Restricted shares will fully vest upon termination without cause

A copy of the offer letter is filed here within as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	Exhibit No.	Description

	10.1	Offer Letter with Craig Howie

	99.1	News Release of the registrant,
dated March 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/S/ DOMINIC J. ADDESSO
Dominic J. Addesso
President and
Chief Financial Officer

Dated:  March 20, 2012

EXHIBIT INDEX

Exhibit
Number	Description of Document	Page No.

10.1	Offer Letter with Craig Howie	5

99.1	News Release of the registrant,
	dated March 20, 2012	7